UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2015

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 28, 2015, Pacific Sunwear of California, Inc. (the “Company”) promoted Brieane Breuer, age 36, to the position of Senior Vice President, Women’s Merchandising and Design. She will report directly to the Company’s Chief Executive Officer, Gary H. Schoenfeld.
Ms. Breuer joined the Company in 2007 and has been the Company’s Vice President, Women’s Merchandising and Design since July 2014. Ms. Breuer received her Masters Degree in Fashion Design and Styling from Istituto Marangoni and previously held various merchandising and design roles at high-end fashion brands, such as Valentino, as well as at Abercrombie & Fitch.
Ms. Breuer will receive a base salary of $350,000 and an annual incentive bonus opportunity based on the Company’s achievement of a pre-set financial target and her achievement of performance criteria to be established by the Chief Executive Officer. Her salary will be increased to $400,000 as of the beginning of fiscal 2016. Ms. Breuer’s target incentive bonus will be 50% of her base salary with a maximum incentive bonus of 100% of her base salary.
Ms. Breuer will also be entitled to participate in the Company’s benefit plans on terms consistent with those generally applicable to the Company’s other executives, including severance benefits under the Company’s Executive Severance Plan, as amended, which was previously filed as Exhibit 10.12 to the Company’s Form 10-K filed with the SEC on April 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 2, 2015

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources

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